As filed with the Securities and Exchange Commission on December 6, 2023

Registration No. 333-267291

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAYCOR HCM, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1813909
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4811 Montgomery Road

Cincinnati, OH

(800) 381-0053

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raul Villar Jr.

Chief Executive Officer

4811 Montgomery Road

Cincinnati, OH

(800) 381-0053

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-267291) (the “Registration Statement”) of Paycor HCM, Inc. (the “Company”) that was automatically effective upon its filing with the Securities and Exchange Commission on September 6, 2022, and is being filed solely for the purpose of replacing the Exhibit 23.1 consent of independent registered public accounting firm (the “Auditor’s Consent”) previously filed with the Registration Statement with the Exhibit 23.1 Auditor’s Consent filed herewith. This Amendment consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement. Pursuant to Rule 462(d) under the Securities Act of 1933, as amended, this Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1*	Second Amended and Restated Certificate of Incorporation of Paycor HCM, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2021).

3.2*	Amended and Restated Bylaws of Paycor HCM, Inc., effective July 23, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2021).

4.1*	Registration Rights Agreement, dated as of December 29, 2020, by and among the Company, the Sponsor Investors and the Preferred Holders (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on April 26, 2021).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

107*	Calculation of Registration Fee.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 6, 2023.

Paycor HCM, Inc.

By:	/s/ Raul Villar Jr.
Name:	Raul Villar Jr.
Title:	Chief Executive Officer

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 6, 2023.

Signature	Title	Date

/s/ Raul Villar Jr. Raul Villar Jr.	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2023

/s/* Adam Ante	Chief Financial Officer (Principal Financial Officer)	December 6, 2023

/s/* Sarah Haines	Chief Accounting Officer (Principal Accounting Officer)	December 6, 2023

/s/* Whitney Bouck	Director	December 6, 2023

/s/* Kathleen Burke	Director	December 6, 2023

/s/* Steve Collins	Director	December 6, 2023

/s/* Jonathan Corr	Director	December 6, 2023

/s/* Scott Miller	Director	December 6, 2023

/s/ Jeremy Rishel Jeremy Rishel	Director	December 6, 2023

/s/* Jason Wright	Director	December 6, 2023

*

The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors of the registrant on behalf of such directors.

By:	/s/ Raul Villar Jr.
Attorney-in-Fact